UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2021

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Graham Prior, Ebix, Inc.’s, a Delaware corporation (the “Company”), Executive Vice President of International Business & Intellectual Property and a named executive officer, sent correspondence to the Company’s board of directors (the “Board”) earlier in 2021, in which he notified the Board of his intention to retire at some point in the foreseeable future, after the Company had met certain targeted goals that would allow for his retirement without undue detriment to the Company. After discussions between Mr. Prior and the Board, Mr. Prior determined on June 30, 2021, that such day would be his last day at the Company. Mr. Prior had been employed by the Company since 1996 when the Company acquired Complete Broking Systems Ltd., for which Mr. Prior was a part owner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2021

EBIX, INC.

	By:	/s/ Charles M. Harrell, Jr.
	Name:	Charles M. Harrell, Jr.
	Title:	General Counsel